Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 16, 2023, with respect to the consolidated financial statements of Eiger BioPharmaceuticals, Inc., incorporated herein by reference.

/s/ KPMG LLP

San Francisco, California

March 16, 2023